UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 12, 2008
CAPITALSOURCE INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	1-31753 (Commission File Number)	35-2206895 (I.R.S. Employer Identification No.)
4445 Willard Avenue, 12th Floor
Chevy Chase, MD 20815
(Address of principal executive offices, zip code)
Registrant’s telephone number, including area code (800) 370-9431
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Item 8.01. Other Events
          CapitalSource Inc. has received correspondence from the Federal Deposit Insurance Corporation (FDIC) and California Department of Financial Institutions (DFI), respectively, approving its applications to form a new California-chartered industrial bank to be called CapitalSource Bank (in organization) (“CapitalSource Bank”), to acquire certain assets and assume certain liabilities from Fremont Investment & Loan (“FIL”), to establish 22 of FIL’s branches as branches of CapitalSource Bank, and to obtain federal deposit insurance for CapitalSource Bank, in each case subject to the conditions set forth in their respective regulatory approvals. These approvals constitute all regulatory approvals for the formation of CapitalSource Bank and the completion of the FIL transaction. The consummation of the FIL transaction remains subject to the conditions set forth in the respective regulatory approvals and to other closing conditions set forth in the FIL purchase and assumption agreement. The regulatory approvals also permit CapitalSource Bank to purchase up to $2.2 billion of loans from CapitalSource Inc. and its subsidiaries.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
          See Exhibit Index attached to this Form 8-K, which is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2008	/s/ STEVEN A. MUSELES

Steven A. Museles
Executive Vice President, Chief
Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1
Federal Deposit Insurance Corporation in Re: CapitalSource Bank (In Organization) Pasadena, California, Applications for Federal Deposit Insurance and Consent to Purchase Certain Assets and Assume Certain Liabilities and Establish 22 Branches — Order Granting Deposit Insurance, Approving a Merger, and Consenting to the Establishment of Branches (June 17, 2008)

99.2	Press release issued by the Company on June 17, 2008